UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

PRB Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2007, PRB Energy, Inc. (“PRB” or the “Company”) received a notice from the American Stock Exchange (the “Amex”) that PRB did not satisfy a rule for continued listing on the Amex.  The notice asserts that PRB failed to comply with the requirements of Section 301 of the Amex Company Guide (“Amex Guide”) by issuing 1,250,000 shares of common stock on December 26, 2006 without first obtaining the Amex’s approval.  The notice constitutes a warning letter that PRB has failed to satisfy Section 301 of the Amex Guide which could jeopardize the Company’s continued listing standard pursuant to Section 1003(d) of the Amex Guide.  Notwithstanding PRB’s failure to comply with Section 301 of the Amex Guide, the Amex has determined not to apply the continued listing evaluation and follow-up procedures specified in Section 1009(j) of the Amex Guide.

On January 5, 2007, PRB filed an additional listing application with the Amex relating to the 1,250,000 shares of common stock issued by PRB on December 26, 2006.

SIGNATURES

Pursuant  to  the  requirement  of  the  Securities Exchange  Act  of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

January 12, 2007